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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: APRIL 2, 2003
                 Date of Earliest Event Reported: APRIL 1, 2003

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

         0-21317                                      84-1299995
  (Commission File Number)                 (I.R.S. Employer Identification No.)

                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (720) 875-5400


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(C)      EXHIBITS

         The following exhibits are being filed with this Form 8-K:

          99.1 Letter addressed to Liberty Satellite & Technology, Inc. from Liberty Media Corporation, dated March 27, 2003.

          99.2 Press Release of Liberty Satellite & Technology, Inc., dated April 1, 2003.

ITEM 9.  REGULATION FD DISCLOSURE.

         On April 1, 2003, Liberty Satellite & Technology, Inc. ("LSAT") announced that it has received an expression of interest from Liberty Media Corporation ("Liberty Media") regarding the possibility of acquiring all the issued and outstanding shares of LSAT that Liberty Media does not already own. As proposed by Liberty Media, LSAT's stockholders would receive 0.2131 of a share of Liberty Media Corporation Series A common stock for each share of LSAT common stock held. The transaction would be taxable to LSAT's stockholders.

         A special committee of independent directors of LSAT's Board was formed on April 1, 2003 to consider the proposed transaction by Liberty Media. The committee intends to engage independent legal counsel and financial advisors and has plenary authority to respond to Liberty Media's proposal. Any transaction between LSAT and Liberty Media would be subject to negotiation, execution and delivery of definitive documentation relating thereto and any closing conditions provided for in such documentation.

         Copies of (i) the letter received by LSAT from Liberty Media expressing its interest to engage in the above-mentioned proposed transaction and (ii) LSAT's press release announcing this interest by Liberty Media to engage in the above-mentioned proposed transaction, are attached hereto as Exhibits 99.1 and 99.2, respectively.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 2, 2003

                                   LIBERTY SATELLITE & TECHNOLOGY, INC.


                                   By:   /s/ KENNETH G. CARROLL
                                      --------------------------------
                                      Name:  Kenneth G. Carroll
                                      Title: Acting President, Chief Financial
                                             Officer and Treasurer



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                                  EXHIBIT INDEX


EXHIBIT  DESCRIPTION

99.1 Letter addressed to Liberty Satellite & Technology, Inc. from Liberty Media Corporation, dated March 27, 2003.

99.2     Press Release of Liberty Satellite & Technology, Inc., dated April 1,
         2003.